EXHIBIT 16.1

Murrell, Hall, McIntosh & Co., PLLP

2402 Westport Drive

Norman, OK 73069-6336

June 19, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read Item 4 of Form 8-K of Precis, Inc.(Commission File #001-15667) dated June 19, 2003  and are in agreement with the statements contained in the second, third and fourth paragraphs therein.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Murrell, Hall, McIntosh & Co., PLLP.

Murrell, Hall, McIntosh & Co., PLLP